EXHIBIT 10.2

AVATAR HOLDINGS INC.
AMENDED AND RESTATED 2005 EXECUTIVE INCENTIVE COMPENSATION PLAN
(2011 RESTATEMENT)

1. Purpose.

      The Avatar Holdings Inc. 2005 Executive Incentive Compensation Plan (the “Plan”) is intended to provide incentives which will attract, retain and motivate certain executive employees of Avatar Holdings Inc. (the “Company”) and of any subsidiary corporation now existing or hereafter formed or acquired, by providing them opportunities in the form of periodic cash bonus awards (“Awards”), thereby motivating such executives to attain performance goals articulated under the Plan.

2.      Administration.

      (a) The Plan shall be administered by a committee (the “Committee”) of the Company’s Board of Directors (the “Board”) and shall be comprised solely of not less than two members who shall be “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the “Code”).

      (b) The Committee shall have the exclusive authority to select the executives to be granted Awards under the Plan, to determine the size and terms and conditions of the Awards (subject to the limitations imposed on Awards in Section 4 below) including any restrictions or conditions on payment of Awards, to modify the terms and conditions of any Award that has been granted (except for any modification that would increase the amount of the Award payable to an executive), to determine the time when Awards will be made and the performance period to which they relate, to establish performance objectives in respect of such performance periods, and to certify that such performance objectives were attained. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems necessary or desirable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants (as defined herein) and their legal representatives. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company or any of its subsidiaries, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct. The costs and expenses of administering the Plan shall be borne by the Company.

      (c) The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan; provided, however, that no delegation shall be made regarding the selection of executives who shall be granted Awards under the Plan, the amount and timing thereof, or the objectives and conditions relating thereto. The Committee may employ such legal or other counsel, consultants, advisors and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from such counsel, consultant, advisor or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant, advisor or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have participated in the Plan, as determined by the Committee.

3.      Participants.

      Awards may be granted to executives of the Company or its subsidiaries or affiliates. An executive to whom an Award is granted shall be a “Participant.” Designation of a Participant with respect to any Award shall not require the Committee to designate such person to receive any additional Awards. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

4.      Awards.

      (a) The terms and conditions of any Award shall be determined by the Committee in its sole discretion. As determined by the Committee in its sole discretion, either the granting or vesting of such Awards is to be based upon one or more of the following criteria: net sales, pretax income before allocation of corporate overhead and bonus, budget, earnings per share, net income, division, group or corporate financial goals, attainment of strategic and operational initiatives, return on stockholders’ equity, return on assets, appreciation in and/or maintenance of the price of common stock of the Company or any other publicly-traded securities of the Company, market share, net profits, gross profits, cash flow, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net income before taxes, taxes, economic value-added models and comparisons with various stock market indices, reductions in costs, containment of costs or any combination of the foregoing. The foregoing criteria may relate to the Company, one or more of its subsidiaries or affiliates or one or more of its divisions, units, projects, developments or real estate communities, or any combination of the foregoing, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. Furthermore, as the Committee shall determine, the measurement of performance against goals may exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles as identified in the financial statements, notes to the financial statements or management’s discussion and analysis. With respect to a Participant’s Award, (i) the Committee shall establish in writing (x) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Participant if such performance goals are obtained and (y) the individual Participants to which such performance-based goals apply, no later than ninety (90) days after the commencement of such period (but in no event after 25% of such period has elapsed) and while the outcome for that performance period is substantially uncertain. The maximum amount which may be paid to any individual Participant under the Plan shall not exceed $8 million.

      (b) The Committee shall determine whether the performance goals have been met with respect to any Participant and, if they have, so certify and ascertain the amount of the applicable Award. No Awards shall be payable to or vest with respect to, as the case may be, any Participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. After the establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. The amount of the Award actually paid to any Participant (or, if such Participant is deceased, the Participant’s estate) may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Award determined by the Committee for a performance period shall be paid to the Participant on the 31st day of January following the end of that performance period. Awards shall be payable in cash.

5. Amendment and Termination.

The Committee may, at any time or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Committee may deem appropriate. However, no action authorized by this Section 5 shall reduce the amount of any existing Award or change the terms and conditions thereof without the affected Participant’s consent. No amendment of the Plan may be made without the approval of the stockholders of the Company if the amendment will: (i) increase the maximum amount which can be paid to any Participant under the Plan; (ii) change the types of criteria on which Awards are to be based under the Plan; or (iii) modify the requirements as to eligibility for participation in the Plan.

6. Miscellaneous.

(a) Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. A Participant’s right, if any, to continue to serve the Company or any of its subsidiaries or affiliates as a director, officer, employee or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan and the right to terminate the employment of or performance of services by any Participant at any time and for any reason or no reason is specifically reserved to the Company and its subsidiaries and affiliates.

(b)  No Award shall be considered as compensation under any employee benefit plan of the Company or any subsidiary or affiliate, except as otherwise may be provided in such employee benefit plan. No reference in the Plan to any other plan or program maintained by the Company shall be deemed to give any Participant or other person a right to benefits under such other plan or program.

(c) Except as otherwise may be required by law or approved by the Committee, a Participant’s rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant’s death) including, without limitation, execution, levy, garnishment, sale, transfer, attachment, pledge, bankruptcy or in any other manner; provided, however, that, subject to applicable law, any amounts payable to any Participant hereunder are subject to reduction to satisfy any liabilities owed by the Participant to the Company or any of its subsidiaries or affiliates.

(d) All payments and distributions of Awards made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state, local and foreign tax withholding requirements.

(e) Participants have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

(f) The Plan, Awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under the applicable Delaware principles of conflict of laws).

(g) The Plan shall be effective as of January 1, 2011, the date on which the Plan was adopted by the Committee, provided that the Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company prior to the date any compensation is first paid with respect to any Award hereunder, and such approval of stockholders shall be a condition to the right of each Participant to receive any benefits hereunder. Any Awards granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Award, the Committee specifies otherwise at the time of grant), but no such Award may be paid out prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Award shall be cancelled.

(h) No Awards shall be granted under the Plan after the fifth anniversary of the date that the stockholders of the Company approve this restatement.

June 2, 2011